Exhibit 21.1

The subsidiaries of American Shared Hospital Services are:

MedLeader.com, Inc.

A California corporation

OR21, Inc.

A California corporation

OR21, LLC

A Washington limited liability company

Long Beach Equipment, LLC

A Delaware limited liability company

American Shared Radiosurgery Services

A California corporation

PBRT Orlando LLC

A Delaware limited liability company

ASHS-Rhode Island Proton Beam Radiation Therapy, LLC

A Rhode Island limited liability company

ASHS-Bristol Radiation Therapy, LLC

A Rhode Island limited liability company

Southern New England Regional Cancer Center, LLC

A Rhode Island limited liability company

Roger Williams Radiation Therapy, LLC

A Rhode Island limited liability company

ASHS-Mexico, S.A. de C.V.

A Mexican company

Subsidiaries of ASHS-Mexico, S.A. de C.V.

AB Radiocirugia Y Radioterapia de Puebla, S.A.P.I. de C.V.

A Mexican company

Subsidiaries of American Shared Radiosurgery Services

GK Financing, LLC

A California limited liability company

Subsidiaries of GK Financing, LLC

Albuquerque GK Equipment, LLC

A Delaware limited liability company

Jacksonville GK Equipment, LLC

A Delaware limited liability company

Instituto de Gamma Knife del Pacifico S.A.C.

A Peruvian company

HoldCo GKC S.A.

A Ecuadorian company

Subsidiaries of HoldCo GKC S. A.

Gamma Knife Center Ecuador S.A.

A Ecuadorian company